UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2010

MARINE GROWTH VENTURES, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-128077	20-0890800
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1818 N. Farwell Ave
Milwaukee, WI 53202
(Address of principal executive offices) (zip code)

414-283-2620
 (Registrant's telephone number, including area code)

Copies to:
Thomas A. Rose, Esq.
Andrew M. Smith, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 7.01  Regulation FD Disclosure.

Marine Growth Ventures, Inc. (the “Company”) disclosed in its annual report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2010, that the Company was the defendant in certain litigation filed by Euro Oceans, Co. (“Plaintiff”) against the Company, Marine Growth Canada, LTD, Sophlex Ship Management, Inc. and Shjp Timeshare Management, Inc., for breach of contract (the “Litigation”), and that the parties were engaged in settlement discussions to resolve the Litigation.

On May 21, 2010, the Company agreed with the Plaintiff to settle the Litigation, including the Company’s counterclaims against the Plaintiff, in consideration for a payment by the Company to Plaintiff of $40,000 to be delivered on or before June 15, 2010. In the event that the settlement payment is not made as agreed, the Company has agreed that the Plaintiff will have the right to enforce a judgment against the Company in the amount of $80,000.

A copy of the Settlement Agreement is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
10.1           Settlement Agreement executed by the Company on May 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARINE GROWTH VENTURES, INC.

Date: May 24, 2010	By:	/s/ Kate Ostruszka
Kate Ostruszka
Chief Financial Officer